As filed with the Securities and Exchange Commission on June 25, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRAGONWAVE INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

411 Legget Drive, Suite 600

Ottawa, Ontario, K2K 3C9 Canada

(Address of principal executive offices) (Zip Code)

DRAGONWAVE INC. FIFTH AMENDED AND RESTATED KEY EMPLOYEE STOCK OPTION PLAN

(Full title of the Plans)

Peter Allen

Chief Executive Officer and President

411 Legget Drive, Suite 600

Ottawa, Ontario, K2K 3C9 Canada

(Name and address of agent for service)

(713) 335-5151

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, no par value, to be issued pursuant to the DragonWave Inc. Fifth Amended and Restated Key Employee Stock Option Plan	796,025 shares	$5.99	$4,769,190	$339.98
Total:	796,025 shares		$4,769,190	$339.98

(1)              Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Shares which become issuable under the DragonWave Inc. Fifth Amended and Restated Key Employee Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Shares.

(2)              Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low selling price per share of Registrant’s Common Shares as reported by the NASDAQ Global Market on June 24, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 796,025 Common Shares to be issued as a result of an increase in the number of shares issuable under the DragonWave Inc. Fourth Amended and Restated Key Employee Stock Option/Issuance Plan, as amended by that certain DragonWave Inc. Fifth Amended and Restated Key Employee Stock Option Plan. (as amended, the “Plan”).

DragonWave Inc. (the “Registrant”) previously filed with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to the Plan on February 24, 2010 (File No. 333- 333-165048) (the “Prior Registration Statement”).  Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated by reference into this Registration Statement on Form S-8.

PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Information Required in the Registration Statement

Item 3.   Incorporation of documents by reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)                   Registrant’s registration statement on Form F-10 (File No. 333-162115), initially filed with the Securities and Exchange Commission on September 24, 2009, as subsequently amended by any amendments to such registration statement, and the Registrant’s annual report on Form 40-F (File No. 011-34491), filed with the Securities and Exchange Commission on May 7, 2010.

(b)                   All other reports filed pursuant to 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registration Statement.

(c)                   The description of the Registrant’s securities contained in the Registration Statement under the caption “Description of Securities Being Registered”, and incorporated by reference into the Registrant’s Form 8-A (File No. 001-34491) filed with the Commission on October 14, 2009.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of securities

Not applicable.

Item 5.   Interests of named experts and counsel

Not applicable.

Item 6.   Indemnification of directors and officers

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that (a) the director, officer or other individual acted honestly and in good faith with a view to the best interest of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request and, (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above, only with court approval and provided the individual fulfills the conditions set out in clauses (a) and (b), above.  A director, officer or other individual referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the Registrant or other entity as described above, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and fulfils the conditions set out in (a) and (b), above.  A Registrant may advance monies to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the monies if the individual does not fulfill the conditions set out in clauses (a) and (b), above.

The Registrant’s By-Law No. 1A (the “By-Law”) provides that, subject to the provisions of the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Registrant or other entity, if (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.  The Registrant shall also indemnify any such person in such other circumstances as the CBCA or other law permits or requires.  Nothing in the By-Law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the By-Law to the extent permitted by the CBCA or other law.

The Registrant has also entered into contractual indemnification agreements in favor of each of the directors that provide, to the full extent allowed by law, that the Registrant shall indemnify and save harmless each director, his estate, executors, administrators, legal representatives and lawful heirs, from and against any and all costs, charges of expenses (including, but not limited to, an amount paid to settle any action or to satisfy any judgment, legal fees on a solicitor and client basis, other professional fees, out-of-pocket expenses for attending proceedings including discoveries, trials, hearings and meetings, and any amount for which he is liable by reason of any statutory provision whether civil, criminal or otherwise (“indemnifiable costs”)), suffered or incurred by the director or such other indemnified parties, directly or indirectly, as a result of or by reason of the director:  (i) being or having been a director or officer of the Registrant or an affiliate of the Registrant or by reason of any action taken by the director in his capacity as a director or officer of the Registrant or an affiliate of the Registrant; (ii) being or having been a member of a committee of the board of directors of the Registrant or an affiliate of the Registrant; or (iii) acting as a member of the plan administrator pursuant to the Registrant’s Employee Share Purchase Plan, subject to certain conditions being satisfied including that the director:  (a) acted honestly and in good faith with a view to the best interests of the Registrant, or the best interests of the Registrant’s affiliate, as the case may be; and (b) in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.  The indemnities also provide that indemnifiable costs will be paid by the Registrant immediately, with the agreement that, in the event it is ultimately determined that the indemnified party was not entitled to be so indemnified, such amounts shall be refunded to the Registrant.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the By-Law and the CBCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.   Exemption from registration claimed

Not applicable.

Item 8.   Exhibits

Number	Exhibit

4.2	DragonWave Inc. Fifth Amended and Restated Key Employee Stock Option Plan

4.5	Registration Statement No. 333-162115 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c)

5.1	Opinion and consent of Fraser Milner Casgrain LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney included on Signature page

Item 9.   Undertakings.

A.            The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s Fifth Amended and Restated Key Employee Stock Option Plan.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Ontario, Canada on this 25th day of June, 2010.

DRAGONWAVE INC.
(Registrant)

By:	/s/ Peter Allen
Peter Allen
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Allen and Russell Frederick, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter Allen	Chief Executive Officer, and Director	June 25, 2010
Peter Allen	(Principal executive officer)

/s/ Russell Frederick	Chief Financial Officer, and Director	June 25, 2010
Russell Frederick	(Principal financial officer)

/s/ Ruth Bengough	Controller	June 25, 2010
Ruth Bengough

/s/ Gerry Spencer	Chairman of the Board of Directors, and Director	June 25, 2010
Gerry Spencer

/s/ Jean-Paul Cossart	Director	June 25, 2010
Jean-Paul Cossart

/s/ Terence Matthews	Director	June 25, 2010
Terence Matthews

Director
Claude Haw

/s/ Thomas Manley	Director	June 24, 2010
Thomas Manley

DragonWave Corp., a Delaware corporation	Authorized Representative in the United States	June 25, 2010

/s/ Russell Frederick
By: Russell Frederick, Chief Financial Officer, Treasurer and Secretary, DragonWave Corp.

EXHIBIT INDEX

Number	Exhibit

4.2	DragonWave Inc. Fifth Amended and Restated Key Employee Stock Option Plan

4.5	Registration Statement No. 333-162115 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c)

5.1	Opinion and consent of Fraser Milner Casgrain LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney included on Signature page